EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                For the Periods Ended September 30, 2003 and 2002

Three months ended September 30,                                   2003                             2002
----------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ----------------- ---------------- ----------------  ----------------
Net income                                                 $4,740           $4,740            $4,511           $4,511

Share amounts:
   Average outstanding                                   13,133.8         13,133.8          13,032.9         13,032.9
   Common stock equivalents                                     -            353.0                 -            221.4
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

   Weighted average outstanding                          13,133.8         13,486.8          13,032.9         13,254.3
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

Earnings per share                                           $.36             $.35              $.35             $.34
------------------------------------------------ ----------------- ---------------- ----------------- ----------------






Nine months ended September 30,                                    2003                             2002
---------------------------------------------------- -----------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ----------------- ---------------- ----------------- ----------------
Net income                                                $14,064          $14,064           $12,279          $12,279

Share amounts:
   Average outstanding                                   13,094.5         13,094.5          12,635.9         12,635.9
   Common stock equivalents                                     -            247.3                 -            197.8
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

   Weighted average outstanding                          13,094.5         13,341.8          12,635.9         12,833.7
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

Earnings per share                                          $1.07            $1.05              $.97             $.96
------------------------------------------------ ----------------- ---------------- ----------------- ----------------